EXHIBIT 10.10(a)

FIRST AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (“Amendment”) is made as of the ___day of May, 2005, by and between THOMAS M. DUFFY (“Employee”) and ALLIED HOLDINGS, INC. (“Employer”).

     WHEREAS, Employer and Employee have entered into that certain Amended and Restated Employment Agreement dated January 21, 2005 (the “Agreement”); and

     WHEREAS, Employer and Employee desire to amend the Agreement as set forth herein;

     NOW, THEREFORE, for and in consideration of the covenants and conditions hereafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and Employer hereby agree as follows:

     1.  The Agreement is hereby amended by including in Section 5(b) of the Agreement that in the event of a termination pursuant to Paragraph 9(c) of the Agreement, the entire amount of bonus provided in Paragraph 5(b) shall be due and payable to Employee immediately upon termination.

     2.  All remaining terms and conditions of the Agreement, including the language currently included in Section 5(b), shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment this ___day of May, 2005.

Employer:

ALLIED HOLDINGS, INC.

By:

Title:

Employee:

THOMAS M. DUFFY